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                                                                     EXHIBIT 2.1

                     FORM OF AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of ________, 2000 ("Agreement") by and between MCR Holdings, Inc., an Illinois corporation ("MCR Holdings"), and MediChem Life Sciences, Inc., a Delaware corporation ("MCLS").

                                   RECITALS

          MCR Holdings is a corporation duly organized and existing under the laws of the State of Illinois.

          MCLS is a corporation duly organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of MCR Holdings.

          The respective boards of directors of MCR Holdings and MCLS have determined that it is advisable and in the best interests of each corporation that MCR Holdings merge with and into MCLS (the "Merger") on the terms, and subject to the conditions, of this Agreement and the Delaware General Corporation Law ("DGCL"). As a result of the Merger and related transactions, the separate existence of MCR Holdings will cease.

          The respective boards of directors of MCR Holdings and MCLS have been duly advised of the terms and conditions of the Merger and, by resolutions duly adopted, have authorized, approved and adopted this Agreement. The stockholders of MCLS approved and adopted this Agreement by written consent without a meeting, dated October 16, 2000. The sole stockholder of MCLS, MCR Holdings, approved and adopted this Agreement by written consent without a meeting, dated October 16, 2000.

          The parties intend by this Agreement to effect a "reorganization" under Section 361 of the Internal Revenue Code of 1986, as amended.

          NOW, THEREFORE, on the terms, and subject to the conditions, of this Agreement, MCR Holdings and MCLS agree as follows.

                                   ARTICLE 1

                       THE MERGER; RELATED TRANSACTIONS

1.1  EFFECTIVE DATE.  As soon as practicable following the satisfaction or
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waiver of the conditions set forth in Article 2, the Merger will be consummated by MCLS filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with Section 252 of the DGCL. The Merger will become effective when the Certificate of Merger is filed or such later time as is set forth in the Certificate of Merger. The date and time when the Merger becomes effective is called the "Effective Date."

1.2  MERGER.   (a) On the Effective Date:
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               (i)   MCR Holdings will merge with and into MCLS, and MCLS will
                     be the surviving corporation in the Merger (the "Surviving Corporation");

               (ii) the separate existence of MCR Holdings will cease, and the Surviving Corporation will succeed, without other transfer, to all of the rights and property of MCR Holdings, and will be subject to all of the debts and liabilities of MCR Holdings, as provided for in Section 259 of the DGCL; and

               (iii) the members of the board of directors and officers of MCLS will become the members of the board of directors and the corresponding officers of the Surviving Corporation.

          (b) On and after the Effective Date, the Surviving Corporation will carry on its business with the assets of MCR Holdings, as well as with the assets of the Surviving Corporation.

1.3  EFFECT ON MCR HOLDINGS CAPITAL STOCK.  At the Effective Date, by virtue of
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the Merger and without any action on the part of the holders of capital stock of
MCR Holdings:

     (a) each share of Class A common stock, par value $.01 per share, of MCR Holdings issued and outstanding immediately before the Effective Date will convert into the right to receive 18.65557 shares of validly issued, fully paid and non-assessable common stock, par value $.01 per share, of MCLS.

     (b) all such converted shares of MCR Holdings Class A common stock will no longer be outstanding and automatically will be canceled and retired and will cease to exist. Each holder of a certificate representing any such converted shares of MCR Holdings Class A common stock, or each person listed on the stock transfer books of MCR Holdings as owning any such shares of MCR Holdings Class A common stock, will cease to have any rights with respect to such converted shares, except the right to receive the shares of common stock of MCLS to be issued in consideration for such shares.

1.4  FRACTIONAL SHARES.  No holder of MCR Holdings common stock on the Effective
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Date will receive fractional shares.  Instead, any such holder will receive cash equal to the fair value of such fractional shares.

1.5  CERTIFICATE OF INCORPORATION AND BYLAWS.  The certificate of incorporation
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of MCLS in effect at the Effective Date will be the certificate of incorporation of the Surviving Corporation until changed or amended as provided therein or by applicable law.

                                   ARTICLE 2

                   CONDITIONS TO CONSUMMATION OF THE MERGER

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2.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.  The respective
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obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Date, of the following conditions:

     (a) the registration statement filed on Form S-1 with respect to the issuance of shares of common stock of MCLS has been declared effective ("S-1 Effectiveness") by the Securities and Exchange Commission (the "Commission"), provided that if all other conditions set forth in this
          Section 2.1 are satisfied, the Effective Date shall be deemed to occur immediately prior to S-1 Effectiveness;

     (b) at least two-thirds of the outstanding shares of common stock of MCR Holdings entitled to vote have approved and adopted this Agreement by written consent;

     (c) no statute, rule, regulation, executive order, decree, injunction or other order has been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of prohibiting the consummation of the Merger; and

     (d) all approvals and consents necessary or desirable, if any, in connection with consummation of the Merger have been obtained.

                                   ARTICLE 3

                                 MISCELLANEOUS

3.1  AMENDMENT; WAIVER.  At any time before the Effective Date, MCR Holdings and
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MCLS may, to the extent permitted by the DGCL, by written agreement amend, modify or supplement any provision of this Agreement.

3.2  ABANDONMENT.  At any time before the Effective Date, this Agreement may be
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terminated and the Merger may be abandoned by the board of directors of MCR
Holdings.

3.3  ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement constitutes the entire
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agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties.

3.4  GOVERNING LAW.  This Agreement will be governed by and construed in
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accordance with the substantive laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

3.5  PARTIES IN INTEREST.  Nothing in this Agreement, express or implied, is
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intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

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3.6  COUNTERPARTS.  This Agreement may be executed in one or more counterparts,
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each of which will be deemed to be an original, but all of which will constitute one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                           [signature page follows]

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          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officers thereunto duly authorized, all as of the date set forth above.

                                    MCR HOLDINGS, INC.

                                    By:_____________________________

                                    Name:___________________________

                                    Title:__________________________


                                    MEDICHEM LIFE SCIENCES, INC.

                                    By:_____________________________

                                    Name:___________________________

                                    Title:__________________________


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